UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2015 (December 31, 2014)
SOLERA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7 Village Circle, Suite 100
Westlake, TX 76262
(Address of principal executive offices, including Zip Code)
(817) 961-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2013, the Nominating and Corporate Governance Committee of the Board of Directors (the “NCG Committee”) of Solera Holdings, Inc. (“Solera” or the “Company”) approved entering into a Facilities Use Agreement and an Indemnification Agreement between the Company and Aquila Family Ventures LLC (the “Wyoming Owner”), which agreements govern the Company's use of the working guest ranch in Wyoming owned by the Wyoming Owner (the “Wyoming Property”). The Wyoming Owner is an entity owned by the family of Solera’s Chief Executive Officer, Tony Aquila. The Company previously disclosed the transactions between the Company and the Wyoming Owner, including a description of the Facilities Use Agreement and the Indemnification Agreement, on a Form 8-K filed with the U.S. Securities and Exchange Commission on February 15, 2013.

On November 7, 2013, the NCG Committee approved an amendment to the Facilities Use Agreement and the Indemnification Agreement to add a property in Texas (the “Innovation Center”) as a covered property. The Innovation Center is owned by Chaparral Lane Investment, LLC, an entity owned by the family of Mr. Aquila. The Company uses the Innovation Center for various Company purposes, including: research and development; global employee meetings, training and team building; and functions intended to foster client, partner and vendor relations as well as business and corporate development. The Company is the primary user of the Innovation Center, and it does not pay any fees for such use.

On December 31, 2014, the NCG Committee approved an amendment to the Facilities Use Agreement to: (i) increase the fixed annual fee paid by the Company to the Wyoming Owner for the Company’s use of the Wyoming Property to $272,250; and (ii) provide for a true-up payment by the Company to the Wyoming Owner to the extent that the Company’s actual use of the Wyoming Property during a calendar year exceeds the assumed use for that calendar year, which assumed use was a basis for the fixed annual fee. Consistent with the methodology applied in prior calendar years to determine the fixed annual fee, the fee applicable for calendar year 2015 was determined by multiplying the estimated daily operating costs of the Wyoming Property by an assumed number of days that the Company will use the Wyoming Property during calendar year 2015, which use is based on historical and expected future use. The true-up payment paid by the Company to Wyoming Owner for calendar year 2014 was $63,270. The terms of the Company’s use of the Innovation Center were not changed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ JASON BRADY
Date: January 7, 2015	Name:	Jason Brady
	Title:	Senior Vice President, General Counsel and Secretary